EXHIBIT 10.1

FIRST FINANCIAL BANKSHARES, INC.

2015 RESTRICTED STOCK PLAN

(As Amended and Restated Effective April 28, 2020)

i

ARTICLE I

GENERAL

Section 1.01    Purpose. The purpose of the First Financial Bankshares, Inc. 2015 Restricted Stock Plan, as amended and restated effective April 28, 2020 (the “Plan”), is to provide an additional incentive to selected officers, employees, non-employee directors and consultants of the Company or its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Restricted Stock, Restricted Stock Units, Performance Awards, and Non-Employee Director Retainer Fee Awards or any combination of the foregoing.

Section 1.02    Definitions. Wherever the following terms are used they will have the meanings set forth below, unless the context clearly indicates otherwise:

(a)    “Administrator” means the Board, or, if and to the extent the Board delegates such responsibility, the Committee.

(b)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. An entity is an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)    “Award” means any Restricted Stock, Restricted Stock Unit, Performance, or Non-Employee Director Retainer Fee Award, together with any other right or interest granted under the Plan to a Participant.

(d)    “Award Agreement” means the writing evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(e)    “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as amended from time to time.

(f)    “Board” means the Company’s Board of Directors.

(g)    “Change of Control” means, except as otherwise provided in an Award Agreement, a change of control of the Company of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which the Company’s shares are listed which requires the reporting of a change of control. In addition, except as otherwise provided in an Award Agreement, a Change of Control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) in any two-year period, individuals who were members of the Board at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; (iii) there is consummated a merger or consolidation of the Company or a Subsidiary with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing definition, “Change of Control” for purposes of this Plan shall exclude the acquisition of securities representing more than 20% of the combined voting power of the Company by the Company, any of its wholly owned Subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company. Notwithstanding the foregoing, for purposes of any Award that provides for a deferral of compensation subject to section 409A of the Code, to the extent the effect of a Change of Control on such an Award would subject a Participant to additional taxes under section 409A of the Code, a Change of Control for purposes of such Award will mean a Change of Control that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the regulations promulgated under section 409A of the Code.

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a section of the Code includes any successor provision to such section.

(i)    “Committee” means a committee of two or more directors designated by the Board to administer this Plan (which may be the Compensation Committee of the Board), and, to the extent the Board determines it is appropriate for Awards under the Plan to qualify for the exemption available under Rule 16b-3, will be a committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Rule 16b-3.

(j)    “Company” means First Financial Bankshares, Inc., a Texas corporation, and, where appropriate, each of its Affiliates and successors.

(k)    “Effective Date” means January 27, 2015, subject to the approval of the Company’s stockholders at the Company’s 2015 annual meeting.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” means, with respect to Stock as of any specified date, (i) if the Stock is traded on a national securities exchange, the closing price of the Stock on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter, the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which Stock was publicly traded; or (iii) if the Stock is not publicly traded, the amount determined by the Administrator in its discretion in such manner as it deems appropriate.

(n)    “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

(o)    “Non-Employee Director Retainer Fee Award” means an Award granted to a Non-Employee Director pursuant to Section 2.05.

(p)    “Participant” means, as of a specified date, a person who holds an Award that is outstanding as of such specified date.

(q)    “Performance Award” means a right, granted to a Participant under Section 2.04, to receive an Award based upon performance criteria specified by the Administrator.

(r)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(s)    “Restricted Stock” means Stock granted to a Participant under Section 2.02, that is subject to certain restrictions and to a risk of forfeiture.

(t)    “Restricted Stock Unit” means an unfunded and unsecured right granted to a Participant under Section 2.03, to receive Stock, cash or a combination thereof at the end of a specified period, which right is subject to certain restrictions and to a risk of forfeiture.

(u)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, applicable to the Plan and Participants.

(v)    “Securities Act” means the Securities Act of 1933, as amended.

(w)    “Stock” means the Company’s common stock, par value $0.01 per share.

(x)    “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (B) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

Section 1.03    Administration. The Plan shall be administered by the Administrator. The Administrator shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (a) prescribe, amend and rescind rules and regulations relating to the Plan including rules governing its own operations, (b) make all determinations necessary or advisable in administering the Plan, (c) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (d) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the termination of a recipient’s employment or service, (e) accelerate the time or times at which an Award becomes vested or unrestricted, and (f) waive or amend any goals, restrictions or conditions set forth in an Award Agreement, unless otherwise provided in the Award Agreement. The determinations of the Administrator will be final, binding and conclusive. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her will be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Administrator.

Section 1.04    Stock Subject to Plan.

(a)    Total Shares Available. The maximum number of shares of Stock reserved for issuance under the Plan shall be 1,000,000 shares (subject to adjustment as provided by Section 1.04(c)). The shares of Stock that may be delivered pursuant to Awards may be authorized but unissued Stock or authorized and issued Stock held in the Company’s treasury, or otherwise acquired for purposes of the Plan.

(b)    Individual Awards. Except as provided under this Section 1.04(b), there is no limit on the amount of cash and securities (other than the overall Plan limit on shares of Stock as provided in Section 1.04(a)) that may be subject to Awards to any eligible individual under the Plan.

(i)    Annual Limit on Awards to Non-Employee Directors. The maximum number of shares of Stock with respect to which Awards (other than Non-Employee Director Retainer Fee Awards) may be granted during any calendar year to any Non-Employee Director shall be 4,000 (as adjusted pursuant to the provisions of Section 1.04(c)).

(c)    Adjustment for Change in Capitalization. In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Stock, or other property), or there occurs any recapitalization, stock dividend, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Administrator shall adjust, as it deems necessary or appropriate, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of stock issued or issuable in respect of outstanding Awards, and (iii) the limitations set forth in Section 1.04(a); provided that no such adjustment shall cause any Award hereunder which is or becomes subject to section 409A of the Code to fail to comply with the requirements of such section.

(d)    Reuse of Shares. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Any shares of Stock withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan shall not again be available for Awards under the Plan. To the extent an Award is denominated in shares of Stock, but paid or settled in cash, the number of shares of Stock with respect to which such payment or settlement is made shall again be available for Awards under the Plan and shares of Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Stock available for Awards under the Plan.

Section 1.05    Eligibility. The individuals who shall be eligible to receive Awards under the Plan shall be such employees of the Company and its Subsidiaries (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company), consultants to the Company and Non-Employee Directors as the Administrator shall select from time to time. The grant of an Award hereunder in any year to any individual shall not entitle such individual to a grant of an Award in any future year.

ARTICLE II

AWARDS UNDER THE PLAN

Section 2.01    Awards Under the Plan; Award Agreement. The Administrator may grant Awards in such amounts and with such terms and conditions as the Administrator shall determine, subject to the provisions of the Plan. Each Award (other than a Non-Employee Director Retainer Fee Award) granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

Section 2.02    Restricted Stock.

(a)    Price. At the time of the grant of shares of Restricted Stock, the Administrator shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)    Vesting Date. At the time of the grant of shares of Restricted Stock, the Administrator shall establish a vesting date or vesting dates with respect to such shares. The Administrator may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 2.02(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 2.02(d) shall lapse.

(c)    Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Administrator may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance criteria. The Administrator may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)    Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

(e)    Dividends on Restricted Stock. The Administrator in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)    Issuance of Certificates. The Administrator may, upon such terms and conditions as it determines, provide that (i) a certificate or certificates representing the shares of Restricted Stock shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, (ii) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited, or (iii) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)    Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 2.02(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall, as determined by the Administrator, make a book entry record of such share or cause to be delivered to the Participant to whom such share was granted, a certificate evidencing such share, either of which may bear a restrictive legend, if the Administrator determines such a legend to be appropriate.

(h)    Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under Section 1.03 hereof, upon the termination of a Participant’s employment with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.

Section 2.03    Restricted Stock Units.

(a)    Vesting Date. At the time of the grant of Restricted Stock Units, the Administrator shall establish a vesting date or vesting dates with respect to such units. The Administrator may divide such units into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of the Restricted Stock Units imposed pursuant to Section 2.03(c) are satisfied, and subject to Section 2.03(d), upon the occurrence of the vesting date with respect to the Restricted Stock Units, such units shall vest.

(b)    Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of Restricted Stock Units, the Participant shall be paid, within 30 days of the date on which such units vest, an amount, in cash and/or shares of Stock, as determined by the Administrator. In the case of Awards denominated in shares of Stock, the amount per Restricted Stock Unit shall be equal to the sum of (i) the Fair Market Value of a share of Stock on the date on which such Restricted Stock Unit vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such unit vests. In the case of Awards denominated in cash, the amount per Restricted Stock Unit shall be equal to the cash value of the Restricted Stock Unit on the date on which such Restricted Stock Unit vests.

(c)    Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance criteria. The Administrator may also provide that the vesting or forfeiture of Restricted Stock Units may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock Units in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)    Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under to Section 1.03 hereof, Restricted Stock Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested units, shall be forfeited upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company) for any reason.

Section 2.04    Performance Awards. The right of a Participant to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

Section 2.05    Non-Employee Director Retainer Fee Awards.

(a)    The Company generally pays an annual retainer (paid quarterly) fee to Non-Employee Directors in cash. Each Non-Employee Director shall have the right to elect, at any time, subject to the Company’s general policies with respect to “blackout periods” and investment elections during such blackout periods, to receive payment of such fees in fully vested shares of Stock, and shall have the right, at any time, to reverse such an election, by filing with the Committee, or such person as the Committee shall designate, a payment election on a form approved by the Committee. Any election to receive a retainer fee in fully vested shares of Stock, or any reversal of such an election, will become effective for the first retainer fee payment scheduled after the date the payment election is filed with the Company, except that if the payment election is filed at the time a Non-Employee Director is first elected to the Board, then such election shall be effective for the Non-Employee Director’s first scheduled retainer fee payment.

(b)    If an election is made pursuant to this Section 2.05 then, after the election becomes effective, the Company shall pay any retainer fee amount due to the Non-Employee Director that is subject to the election in fully vested whole shares of Stock, except that the value of any fractional share shall be paid in cash. The number of shares of Stock to be issued to the Non-Employee Director shall be equal to a fraction, the numerator of which is the retainer fee amount to be paid to the Non-Employee Director and the denominator of which is the Fair Market Value of a share of Stock on the date on which the retainer fee payment is scheduled to be made.

ARTICLE III

PROVISIONS APPLICABLE TO AWARDS

Section 3.01    Change of Control Provisions. Unless otherwise provided by the Administrator or in the applicable Award Agreement or otherwise, and subject to Section 1.04(c), in the event of a Change of Control:

(a)    With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(b)    For purposes of this Section 3.01, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award is of substantially comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

Section 3.02    Rights as a Stockholder. No individual shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of record issuance of such shares of Stock in the books of the Company or the issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 1.04(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Section 3.03    No Employment Rights; No Right to Award. Nothing contained in the Plan or any Award Agreement shall confer upon any individual any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of such individual. No individual shall have any claim or right to receive an Award hereunder. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant any other Award to such Participant or other individual at any time nor preclude the Administrator from making subsequent grants to such Participant or any other individual.

Section 3.04    Leave of Absence. Except as otherwise provided in an Award Agreement evidencing an Award or other written agreement between a Participant and the Company (or a Subsidiary), a qualifying leave of absence shall not constitute a termination of a Participant’s employment for purposes of Awards held by the Participant. A Participant’s absence or leave shall be deemed to be a qualifying leave of absence as determined by the Administrator in its sole discretion.

Section 3.05    Securities Matters and Regulations.

(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)    In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 3.06    Withholding Taxes. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever shares of Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any applicable withholding tax requirements related thereto. A Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

Section 3.07    Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Stock under the Plan, make the election permitted under section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

Section 3.08    Amendment or Termination of the Plan. The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority pursuant to Section 1.03 and Section 1.04, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

Section 3.09    Transferability of Awards.

(a)    General. No Award (or any rights and obligations thereunder) may be sold, exchanged, transferred or assigned, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution. Notwithstanding the preceding sentence, the Administrator may permit, under such terms and conditions that it deems appropriate in its sole discretion, (i) that a Participant may transfer an Award in whole or in part without payment of consideration to a member of the Participant’s immediate family, to a trust established for the benefit of a member of the Participant’s immediate family, or to a partnership whose only partners are members of the Participant’s immediate family, or (ii) that except as prohibited by Rule 16b-3, a Participant may transfer all or a portion of an Award to a person for which the Participant is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code, provided in either case that no further transfer by such permitted transferee will be permitted. Any sale, exchange, transfer or assignment violation of the provisions of this Section 3.09 will be null and void. All of the terms and conditions of this Plan and the Award Agreements will be binding upon any permitted successors and assigns.

(b)    Transfers Upon Death. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Administrator shall have been furnished with (i) written notice thereof and with a copy of the will or such evidence as the Administrator may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

Section 3.10    Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

Section 3.11    Term of Plan. Unless earlier terminated by the Board pursuant to Section 3.08, the right to grant Awards under the Plan shall terminate on April 28, 2025. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

Section 3.12    Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

Section 3.13    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 3.14    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 3.15    Beneficiary. A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If the Participant does not designate a beneficiary or if no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 3.16    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 3.17    Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 3.18    Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Texas without reference to its principles of conflicts of law.

Section 3.19    Clawback Provisions. Each Award granted to a Participant (including any proceeds, gains or other economic benefit a Participant actually or constructively receives upon the resale of any shares of Stock underlying such Award) will be subject to any Company clawback policy, including any clawback policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), as set forth in such clawback policy or the Award Agreement.

Section 3.20    Section 409A Compliance. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with section 409A of the Code and makes no undertaking to preclude section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under section 409A of the Code.

Section 3.21    Correction of Errors. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the Administrator may amend an Award, to take effective retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who is not eligible to receive on an Award on the date of grant of the Award. By accepting an Award under the Plan, each Participant agrees to any amendment made pursuant to this Section 3.21 to any Award made under the Plan without further consideration or action.